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                                                                   EXHIBIT 99.1


[THE SHAW GROUP LOGO APPEARS HERE]


FOR IMMEDIATE RELEASE

                                           CONTACT:  Laurie LaChiusa
                                                     Vice President
                                                     Investor Relations
                                                     & Corporate Communications
                                                     225.932.2500


        THE SHAW GROUP AGREES TO PURCHASE ENERGY DELIVERY SERVICES, INC.
                                FROM DUKE ENERGY

ACQUISITION TO EXPAND SHAW'S ELECTRIC TRANSMISSION AND DISTRIBUTION CAPABILITIES

     Baton Rouge, Louisiana, November 21, 2003 - The Shaw Group Inc. (NYSE: SGR) ("Shaw" or "the Company") announced today that it has entered into an agreement to purchase Energy Delivery Services, Inc. ("EDS"), a business unit of Duke Energy headquartered in Charlotte, North Carolina, for $22.5 million. EDS, a provider of design, engineering, procurement, construction and maintenance services for electrical transmission and distribution systems primarily in North America, will become a wholly-owned subsidiary of The Shaw Group Inc. and will be closely affiliated with Shaw subsidiary, Shaw Power Technologies, Inc. (Shaw
PTI).

     "Adding 100 years of energy delivery experience gives us the opportunity to provide a full line of services to electric generating, and transmission and distribution companies focused on maximizing the efficiency of their systems," said J.M. Bernhard, Jr., Chairman and CEO of The Shaw Group Inc. "As our organization expands its structure to provide integrated services in all segments of our business, we're thrilled to augment our portfolio with a company like EDS. This move also strengthens our relationship with Duke Energy, one of the foremost energy companies in the world."

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     EDS provides competitive, high quality services for Duke Power Company and other utility clients to design, install, upgrade and maintain power transmission and distribution systems. For Duke Power, EDS assists in maintaining, a 12,700-mile transmission system, 66,200 miles of primary distribution lines and 2,000 substations throughout a 22,000-square-mile service area. Shaw intends to maintain EDS' headquarters in Charlotte, North Carolina.

     William F. Quinn, President of Shaw PTI commented, "This deal allows Shaw to enhance its position in the electric transmission and distribution business beyond our current offerings of power systems consulting, software, education and advanced technology solutions. Now, we'll combine our strengths to develop a full-service, multi-faceted energy delivery services business."

     For over 30 years, Shaw PTI has specialized in power systems analysis including world-class diagnostic capabilities and is recognized as a global leader in electrical engineering consulting services, software products, educational programs and technology. Shaw PTI software can also identify transmission constraints and ways to isolate faulted networks that maintain systems stability. Shaw PTI diagnostic technologies and network operations-related software are installed in the majority of electric utilities worldwide.

     "Merging our diagnostic and monitoring technologies with EDS' transmission grid engineering, construction and maintenance services is a natural progression and a winning combination," said Quinn. "By integrating the capabilities of Shaw PTI and EDS, we will be uniquely equipped to not only identify areas that are capacity-constrained but subsequently design and implement feasible solutions for our clients."

     "We're committed to EDS' existing customers, including Duke Power and we look forward to seizing fresh opportunities in the growing energy delivery marketplace," concluded Quinn.

     Duke Energy is a diversified multinational energy company with an integrated network of energy assets and expertise. The company manages a dynamic portfolio of natural gas and electric supply, delivery and trading businesses - meeting the energy needs of customers throughout North America and in key markets around the world. Duke Energy, headquartered in Charlotte, N.C., is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

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     The Shaw Group Inc. is a leading provider of consulting, engineering, construction, remediation and facilities management services to government and private sector clients in the environmental, infrastructure and homeland security markets. Shaw is also a vertically integrated provider of comprehensive engineering, consulting, procurement, pipe fabrication, construction and maintenance services to the power and process industries worldwide. The Company is headquartered in Baton Rouge, Louisiana and employs approximately 14,800 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. Additional information on The Shaw Group is available at www.shawgrp.com.

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company's website under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our website at www.shawgrp.com.


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